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iSecureTrac Corp.

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iSecureTrac Corp.
5078 South 111th Street
Omaha, NE 68137

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS

To our Stockholders:

We are notifying you that the we have adopted an amendment to our Amended and Restated Certificate of Incorporation (our “Charter”) that increases the number of shares of all classes of Preferred Stock that we are authorized to issue from 1,000,000 to 5,000,000 shares. The number of shares of Common Stock that we are authorized to issue will not be increased as a result of the amendment to our Charter, and will remain 75,000,000.

Our Board of Directors adopted a resolution setting forth the proposed amendment to our Charter, declared its advisability, and submitted the resolution for stockholder approval by written consent of holders of shares representing a majority in voting power of issued and outstanding shares of our capital stock, including the holder of all of the issued and outstanding shares of our Series C 8% Cumulative Compounding Exchangeable Preferred Stock (the “Series C Preferred Stock”). Because the written consent of the holders of a majority in voting power of issued and outstanding shares of our capital stock, including the holder of all issued and outstanding shares of our Series C Preferred Stock, satisfies all applicable stockholder voting requirements, we will not hold a stockholders meeting to consider the amendment to our Charter and are not asking you for a proxy or to take any other action at this time.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE AMENDMENT TO OUR CHARTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Notice is being sent to all stockholders of record as of the close of business on November [     ], 2006, which is the record date established by the Board for the determination of stockholders who are entitled to receive this Notice and the accompanying Information Statement.

BY ORDER OF THE BOARD OF DIRECTORS:

Omaha, Nebraska November [ ], 2006	/s/ David G. Vana David G. Vana Secretary

iSecureTrac Corp.
5078 South 111th Street
Omaha, NE 68137

SCHEDULE 14C INFORMATION STATEMENT
Pursuant To Regulation 14C Of The Securities Exchange Act Of 1934 As Amended

November [     ], 2006

AMENDMENT TO CHARTER TO INCREASE
THE AUTHORIZED SHARES OF PREFERRED STOCK

Description Of Charter Amendment

This information statement is being furnished to inform you that we have adopted an amendment to Article 4 of our Amended and Restated Certificate of Incorporation (our “Charter”) that increases the number of shares of all classes of Preferred Stock that we are authorized to issue from 1,000,000 to 5,000,000 shares. The number of shares of Common Stock that we are authorized to issue will not be increased as a result of the amendment to our Charter, and will remain 75,000,000. The amendment to our Charter is attached to this Information Statement as Exhibit A. The statements made in this Information Statement with respect to this amendment to our Charter should be read in conjunction with and are qualified in their entirety by reference to Exhibit A.

Actions Taken to Authorize Charter Amendment

Our Board of Directors adopted a resolution setting forth the proposed amendment to our Charter, declared its advisability, and submitted the resolution for stockholder approval by written consent of the holders of shares representing a majority in voting power of issued and outstanding shares of our capital stock, including the holder of all of the issued and outstanding shares of our Series C 8% Cumulative Compounding Exchangeable Preferred Stock (the “Series C Preferred Stock”). Under the Delaware General Corporation Law, stockholders may take action by written consent without a meeting of stockholders and without prior notice if the consent is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present. The amendment to our Charter requires the affirmative vote of the holders of a majority in voting power of total issued and outstanding shares of our capital stock. Because the written consent of the holders of a majority in voting power of issued and outstanding shares of our capital stock, including the holder of all issued and outstanding shares of our Series C Preferred Stock, satisfies all applicable stockholder voting requirements for the Charter amendment, we will not hold a stockholders meeting to consider the amendment to our Charter and are not asking you for a proxy or to take any other action at this time.

You are being provided with this Information Statement pursuant to Section 14C of the Securities Exchange Act of 1934, as amended and Regulation 14C and Schedule 14C thereunder. As provided in these regulations, the amendment to our Charter may not be filed with the Secretary of State of the State of Delaware or become effective for at least 20 calendar days after we mail this Information Statement to our stockholders. This Information Statement is first being mailed on or about November [     ], 2006 to all stockholders of record as of November 21, 2006. Accordingly, we expect the amendment to our Charter to become effective on or around December [     ], 2006.

NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE AMENDMENT TO OUR CHARTER. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Purpose of the Charter Amendment

The purpose of increasing the number of authorized shares of Preferred Stock is to provide the Board of Directors with additional shares of authorized but unissued shares of Preferred Stock that may be issued from time to time to raise additional equity capital for the Company. Our charter currently authorizes a total of 1,000,000 shares of Preferred Stock. We issued 1,000,000 shares of Series C Preferred Stock on June 27, 2005 to Mykonos 6420 LP, a Texas limited partnership (“Mykonos”) in connection with an $11,000,000 capital infusion made by Mykonos. Accordingly, all of our currently authorized shares of Preferred Stock are issued and outstanding and we are not able to issue any additional shares of Preferred Stock. The Board of Directors believes that the increase in the number of authorized shares of Preferred Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities in the future without the delay and expense associated with holding a special meeting of stockholders to amend our Charter.

Our Board of Directors is currently contemplating raising additional equity capital for the Company through the issuance of additional shares of Preferred Stock to an affiliate of Mykonos, and may determine that it is in the best interests of the Company to issue additional shares of Preferred Stock from time to time to other potential investors in the future. The terms and conditions of the proposed issuance of Preferred Stock to an affiliate of Mykonos, including the amount of capital to be raised, have not been fully negotiated at this time and there is no assurance that the Company and the Mykonos affiliate will agree on such terms or that any Preferred Stock will be issued in connection therewith. We currently expect, however, that we will issue not less than 1,000,000 shares of a new series of Preferred Stock to the Mykonos affiliate and that such shares of Preferred Stock will include a preference in dividends and liquidation rights and will be convertible into additional shares of common stock. If we issue additional shares of Preferred Stock to an affiliate of Mykonos, Mykonos, together with its affiliate, will acquire additional control over the Company.

If we issue any additional shares of Preferred Stock pursuant to the increased authorization under our Charter, the rights and privileges of such Preferred Stock will be determined by our Board of Directors. It is not possible to state the actual effect of the issuance of any additional shares of Preferred Stock on the rights of holders of our Common Stock until our Board of Directors determines the specific rights and privileges of the holders of the Preferred Stock. Such rights and privileges may include:

•	Preference in dividends or other restrictions on dividend payable to holders of the Common Stock;

•	Super-majority voting rights diluting the voting power of the Common Stock;

•	Conversion rights that enable preferred shares to be converted into a larger number of shares of Common Stock;

•	Preference in the liquidation rights over holders of the Common Stock; and/or

•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Interest of Certain Persons in the Charter Amendment

Pursuant to the Certificate of Designation, Preferences and Rights of Series C Preferred Stock, as long as 50% of the shares of Series C Preferred Stock issued to Mykonos remain outstanding, the holders of the Preferred Stock will have the right, voting separately as a class to the exclusion of the holders of our Common Stock, to elect a majority of the directors of the Company. In addition, the directors elected by the holders of the Series C Preferred Stock may only be removed and replaced by the affirmative vote of the holders of a majority in voting power of the Series C Preferred Stock. As a result, the makeup of our Board of Directors and the manner in which directors are elected changed as a result of the issuance of the Series C Preferred Stock to Mykonos so that: the authorized number of directors was increased from six to seven; three of the then existing directors resigned from the Board of Directors; and four individuals, Messrs. Robert W. Korba, Joseph A. Ethridge, Bruce Leadbetter and General Goh Yong Siang were appointed by Mykonos to serve as new directors of the Company. As a result of these actions, the directors designated by Mykonos constitute a majority of our Board of Directors. In addition, on August 4, 2006, our Board of Directors appointed Mr. Peter A. Michel as our President and Chief Executive Officer. Mr. Michel was also appointed to fill a vacancy in our Board of Directors. Mr. Michel has an indirect beneficial ownership interest in Mykonos. Because of their affiliation with Mykonos, and because we expect to issue additional shares of Preferred Stock to an affiliate of Mykonos upon the effectiveness of our Charter amendment, each of Messrs. Korba, Ethridge, Leadbetter, Michel and General Goh Yong Siang may be deemed to have a substantial interest in the amendment to our Charter to increase the amount of authorized shares of our Preferred Stock and the proposed issuance of a new class of Preferred Stock to an affiliate of Mykonos. Accordingly, the terms and conditions upon which the Company will issue shares of a new class of Preferred Stock to an affiliate of Mykonos are being negotiated on behalf of the Company by a special committee of our Board of Directors consisting of Directors Roger Kanne and Ravi Nath, directors who have no affiliation with Mykonos or with management of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of November 21, 2006 (the “Record Date”), there were [10,772,402] shares of our Common Stock issued and outstanding and 1,000,000 shares of Series C Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder approval. Each share of outstanding Series C Preferred Stock, voting together with shares of common stock as a single class, is entitled to 11 votes on matters submitted for stockholder approval.

All 1,000,000 shares of the Series C Preferred Stock issued and outstanding are owned by Mykonos. The Series C Preferred Stock issued to Mykonos is exchangeable for 4,782,609 shares of Common Stock plus warrants, which entitle Mykonos to purchase 6,287,045 shares of Common Stock at an exercise price of $2.30 per share. In addition, Mykonos holds additional warrants to acquire up to 3,186,590 shares of common stock at exercise prices ranging from $2.30 to $16.50 per share. Accordingly, Mykonos beneficially owns the equivalent of 14,256,244 shares of Common Stock. If Mykonos exchanges its Series C Preferred Stock for Common Stock and exercises all of its warrants, and all options and warrants held by third parties are exercised and all convertible securities held by third parties are converted into Common Stock, there will be a total of 28,214,066 shares of Common Stock issued and outstanding, of which Mykonos will own 14,256,244 or 51% of the fully diluted shares of Common Stock.

The following table shows the number of shares of Common Stock beneficially owned as of the Record Date, by each person who we know beneficially owns more than 5% of the issued and outstanding shares of our Common Stock, each director and executive officer of the Company and the directors and executive officers as a group.

STOCK OWNERSHIP

	Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Peter A. Michel (1)
5078 S. 111th Street
Omaha, NE 68137	59,841	*

David G. Vana (2)
5078 S. 111th Street
Omaha, NE 68137	218,273	2.00%

Edward Sempek (3)
5078 S. 111th Street
Omaha, NE 68137	137,763	1.26%

David Sempek (4)
5078 S. 111th Street
Omaha, NE 68137	138,062	1.27%

Todd Hansen (5)
5078 S. 111th Street
Omaha, NE 68137	5,125	*

Joseph A. Ethridge
5949 Sherry Lane, Ste 1900
Dallas, TX 75225	0	*

Roger Kanne (6)
5078 S. 111th Street
Omaha, NE 68137	822,119	7.55%

Robert W. Korba
5949 Sherry Lane, Ste 1900
Dallas, TX 75225	0	*

Bruce Leadbetter
5949 Sherry Lane, Ste 1900
Dallas, TX 75225	0	*

Ravi Nath (7)
5078 S. 111th Street
Omaha, NE 68137	16,176	*

Goh Yong Siang
5949 Sherry Lane, Ste 1900
Dallas, TX 75225	0	*

All Directors and Executive Officers
Officers as a Group (11 persons) (8)	1,397,359	12.08%

Ken Macke (9)
Yountville, CA 94599	744,242	6.91%

Total Tech LLC (10)
Carroll, IA 51401	1,448,743	13.20%

Mykonos 6420, LP (11)
5949 Sherry Lane, Ste 1900
Dallas, TX 75225	14,256,244	56.96%

* Denotes less than 1% of class.

**       For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if that person has the right to acquire such shares within 60 days of the Record Date by the exercise of any stock option, convertible security or similar arrangement. Such rights held by a person are deemed to have been exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by such person, but shall not be deemed to have been exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by any other person. Additionally, for purposes of this table, a person or entity shall be deemed to be a beneficial owner of shares of common stock if such person or entity has or shares either investment or voting power with respect to such shares. Unless otherwise indicated, each listed shareholder has sole voting and investment power over the shares such shareholder beneficially owns and all such shares are owned directly.

(1)      Includes fully vested options to acquire 59,841 shares of common stock at an exercise price of $2.40 per share. Mr. Michel also holds unvested options to acquire 371,015 shares of common stock at an exercise price of $2.40 per share.

(2)      Includes 85,273 shares of common stock owned directly and fully vested options to acquire 133,000 shares of common stock at an exercise price from $2.01 to $2.30 per share.

(3)      Includes 1,763 shares of common stock owned directly and fully vested options to acquire 136,000 shares of common stock at an exercise price from $2.01 to $2.30 per share.

(4)      Includes 2,062 shares of common stock owned directly and fully vested options to acquire 136,000 shares of common stock at an exercise price from $2.01 to $2.30 per share.

(5)      Consists of fully vested options to acquire 5,125 shares of common stock at an exercise price from $2.01 to $2.30 per share. Mr. Hansen also holds unvested options to acquire 1,750 shares of common stock at an exercise price of $2.01 per share.

(6)      Includes 646,200 shares of common stock owned directly, 58,908 shares of common stock owned by ET Video over which Mr. Kanne exercises investment and voting control, fully vested options to acquire 4,000 shares of common stock at an exercise price of $2.30 per share and fully vested warrants to acquire 113,011 shares of common stock from $3.50 to $3.92 per share. Mr. Kanne also holds unvested options to acquire 15,000 shares of common stock at an exercise price of $2.49 per share.

(7)      Includes 10,176 shares of common stock owned directly and fully vested options to acquire 6,000 shares of common stock at an exercise price of $2.30 per share. Mr. Nath also holds unvested options to acquire 15,000 shares of common stock at an exercise price of $2.49 per share.

(8)      Includes 804,382 shares of common stock owned directly, fully vested options to acquire 479,966 shares of common stock at an exercise price from $2.01 to $2.40 per share and 113,011 fully vested warrants.

(9)      Includes 744,242 shares of common stock owned directly.

(10)    The members of Total Tech, LLC are Dennis Anderson, Robert Badding, Mary Collison, Martin Halbur, Roger Kanne, Ronald Muhlbauer, and Patti Pietig. Mr. Kanne, a director, is a member of Total Tech, LLC, but does not exercise voting or dispositive control over the shares owned by Total Tech, LLC.

(11)    Represents 4,782,609 shares of common stock issuable upon conversion of 1,000,000 shares of the Company’s Series C 8% Cumulative Compounding Exchangeable Preferred Stock, 6,287,045 shares of common stock issuable upon exercise of warrants at $2.30 per share to be issued upon exchange of Preferred Stock and 3,186,590 shares of common stock issuable upon the exercise of warrants with exercise prices ranging from $2.30 to $16.50 per shares. Mykonos 6420, LP is a Texas limited partnership headquartered in Dallas, Texas. Robert Korba, Joseph Ethridge, Bruce Leadbetter and General Goh Yong Siang are employees of an affiliate of Mykonos 6420, LP. However, they do not exercise voting of dispositive control over the shares owned by Mykonos 6420, LP.

NO DISSENTERS’ RIGHT OF APPRAISAL

Under the Delaware General Corporation Law and our Charter and by-laws, no stockholder has any right to dissent to the amendment to our Charter increasing the number of shares authorized, and no stockholder is entitled to appraisal of or payment for their shares of our stock on account of such amendment.

FINANCIAL AND OTHER INFORMATION

For more detailed information on the Company, including financial statements, you may refer to the Company’s Form 10-KSB and Form 10-QSB, filed with the SEC. Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov or by calling our Company.

Our Company will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our Common Stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

Exhibit A
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ISECURETRAC CORP.

A corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST:  That at a meeting of the Board of Directors of iSecureTrac Corp. held on November 3, 2006, resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for approval thereof by the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate if Incorporation of this corporation be amended by deleting the first paragraph of the Article thereof numbered “Article 4. Capital Stock” so that, as amended, said first paragraph of such Article shall be deleted and replaced in its entirety to read as follows:

The total number of shares of stock which the corporation shall have authority to issue is 80,000,000 consisting of 75,000,000 shares of Common Stock, $.001 par value per share (the “Common Stock”), and 5,000,000 shares of Preferred Stock, $.01 par value per share (the “Preferred Stock”).

All other paragraphs of “Article 4. Capital Stock” shall remain unchanged.

SECOND:   That thereafter, pursuant to resolution of its Board of Directors, the holder of shares representing a majority in voting power of issued and outstanding shares of our capital stock, including all of the issued and outstanding shares of our Series C 8% Cumulative Compounding Exchangeable Preferred Stock, acting by written consent in lieu of a special meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware, approved the amendment.

THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:   That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said iSecureTrac Corp. has caused this certificate to be signed by David Vana, an Authorized Officer, on this ______ day of December, 2006.

By:	Name: David Vana Title: Secretary